EXHIBIT 99.2



						Footnotes to Form 4


(1)  This Form 4
is filed on behalf of a group consisting of Elevation
	Partners, L.P.
("Elevation Partners"), Elevation Associates, L.P.
	("Elevation GP"),
Elevation Associates, LLC ("Elevation LLC"), Elevation
	Employee Side
Fund, LLC ("Side Fund"), Elevation Management, LLC
	("Elevation
Management"), Mr. Marc Bodnick, Mr. Paul Hewson, Mr. Bret
	Pearlman and
Mr. John Riccitiello. Elevation GP is the sole general
	partner of
Elevation Partners, and Elevation LLC is the sole general
	partner of
Elevation GP. Elevation Management is the sole managing member
	of Side
Fund. Messrs. Bodnick, Hewson, Pearlman and Riccitiello are
	managers of
each of Elevation LLC and Elevation Management.

	As the sole general
partner of Elevation, Elevation GP may be deemed to be
	the indirect
beneficial owner of such shares under Rule 16a-1(a)(2)
	promulgated under
the Securities Exchange Act of 1934, as amended (the
	"Exchange Act").
However, pursuant to Rule 16a-1(a)(4) promulgated under
	the Exchange
Act, Elevation GP disclaims that it is the beneficial owner
	of such
shares, except to the extent of its pecuniary interest. As the
	sole
general partner of Elevation GP, Elevation LLC may be deemed to be
	the
indirect beneficial owner of such shares under Rule 16a-1(a)(2)

	promulgated under the Exchange Act. However, pursuant to Rule
16a-1(a)(4)
	promulgated under the Exchange Act, Elevation LLC disclaims that it is the
	beneficial owner of such shares, except to the extent of its pecuniary
	interest.

	As the sole managing member of Side Fund, Elevation Management may be
	deemed to be the indirect beneficial owner of such shares under Rule
	16a-1(a)(2) promulgated under the Exchange
Act. However, pursuant to Rule
	16a-1(a)(4) promulgated under the
Exchange Act, Elevation Management
	disclaims that it is the beneficial
owner of such shares, except to the
	extent of its pecuniary interest.


	As managers of each of Elevation LLC and Elevation Management, Messrs.

	Bodnick, Hewson, Pearlman and Riccitiello may be deemed to be the indirect
	beneficial owner of such shares under Rule 16a-1(a)(2) promulgated under
	the Exchange Act. However, pursuant to Rule
16a-1(a)(4) promulgated under
	the Exchange Act, each of Messrs. Bodnick,
Hewson, Pearlman and
	Riccitiello disclaims that he is the beneficial owner of such shares,
	except to the extent of his pecuniary interest.


(2)  Par value $0.001 per share.

(3)  Subject to anti-dilution
adjustment pursuant to the terms of the Series B
	Convertible
Participating Preferred Stock, par value $0.001 per share
	(the "Series B
Preferred Stock"), of Homestore, Inc.

(4)  These are shares of Series
B Preferred Stock that have been issued as a
	quarterly in-kind dividend
in accordance with the terms of the Series B
	Preferred Stock.

(5)
The Series B Preferred Stock is mandatorily redeemable on the seventh

	anniversary of the original issuance date. The Series B Preferred Stock is
	also subject to earlier redemption, repurchase or mandatory conversion in
	accordance with the terms thereof.

(6)  This is the
number of shares of common stock, par value $0.001 per share
	("Issuer
Common Stock"), of Homestore, Inc. issuable upon conversion with
	respect
to the number of shares of Series B Preferred Stock reported in
	column 5
of Table II as of the date of this filing. Pursuant to the terms
	of the
Series B Preferred Stock, no fractional shares of Issuer Common Stock

	will be issued upon conversion of the Series B Preferred Stock.
Fractional
	shares of Series B Preferred Stock will however be issued with respect to
	any quarterly in-kind dividends on the Series B
Preferred Stock.

(7)  These securities are directly owned by Elevation
Partners. Elevation GP,
	Elevation LLC and Messrs. Bodnick, Hewson,
Pearlman and Riccitiello may
	have indirect beneficial ownership of these shares. See Footnote 1.

(8)  These securities are directly owned by
Side Fund. Elevation Management and
	Messrs. Bodnick, Hewson, Pearlman
and Riccitiello may have indirect
	beneficial ownership of these shares.
See Footnote 1.